Calculation of Filing Fee Tables
S-4
Cadre Holdings, Inc.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid
Fees Previously Paid	1	Equity	Common Stock	457(a)	7,500,000	$ 32.22	$ 241,650,000.00		$ 33,371.86
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 241,650,000.00		$ 33,371.86
			Total Fees Previously Paid:						$ 33,371.86
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 0.00
Offering Note
[1]	1a. The shares of common stock of Cadre Holdings, Inc. (the "Registrant"), par value $0.0001 per share, which may be offered pursuant to this registration statement include, pursuant to Rule 416 of the Securities Act of 1933, as amended (the "Securities Act"), such additional number of shares of the Registrant's common stock that may be offered, issued or become issuable as a result of any stock split, stock dividend or similar transaction. 1b. Estimated solely for the purpose of calculating the registration fee pursuant to 457(c) under the Securities Act, based on the average of the high and low prices for the Registrant's common stock as reported on the New York Stock Exchange on March 25, 2026. The registration fee was previously paid in connection with the initial filing of this Registration Statement on March 30, 2026.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Sources
Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date